EXHIBIT 4(b)




UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITORY"), TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                    PRINCIPAL AMOUNT
No. 001                                                       $150,000,000

CUSIP:  026351  AR 7




                                GLOBAL SECURITY

                         AMERICAN GENERAL CORPORATION
                             6 3/4% NOTE DUE 2005



     AMERICAN GENERAL CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS on June 15, 2005 (the "Maturity Date") and to pay interest thereon from June 26, 1995, or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 (each an "Interest Payment Date") in each year commencing on December 15, 1995, and on the Maturity Date, at the rate of 6 3/4% per annum, until the principal hereof is paid or duly provided for.

     Interest payments on this Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date for the payment of principal, premium, if any, or interest on this Note (each a "Payment Date") falls on a day which is not a Business Day (as defined below), the principal, premium, if any, or interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day. "Business Day" means each Monday, Tuesday,
Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered in the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten
(10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal, premium, if any, and interest on this Note will be made in immediately available funds at the office or agency of the Company maintained for such purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest due on an Interest Payment Date may be made by check in immediately available funds mailed to the address of the Person entitled thereto as such address shall appear on the Security Register, or, if such Person shall have made arrangements therefor in writing (or such other means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date, then by wire transfer of immediately available funds to an account maintained by such Person at a bank located in the United States.

     Reference is hereby made to the further provisions of this Note set forth after the Trustee's Certificate of Authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal or a facsimile thereof to be imprinted hereon.


                                        AMERICAN GENERAL CORPORATION
[Seal]


                                        By:  ________________________________
                                             Austin P. Young
                                             Senior Vice President & Chief
                                             Financial Officer



                                        By:  ________________________________
                                             C. Jeffrey Gay
                                             Assistant Treasurer




Date:     June 26, 1995


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CHEMICAL BANK, as Trustee



By:  ________________________________
          Authorized Officer

                         AMERICAN GENERAL CORPORATION
                             6 3/4% NOTE DUE 2005



     This 6 3/4% Note Due 2005 (collectively, the "Notes") is one of a duly authorized issue of senior debt securities (hereinafter called the "Securities") of the Company, issued and to be issued in one or more series under a Senior Indenture dated as of May 15, 1995 (herein called the "Indenture") between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Board Resolutions setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Notes are not subject to redemption, as a whole or in part, at the option of the Company or repayment at the option of the Holder prior to the Maturity Date. The Notes do not have the benefit of any sinking fund obligations.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Additionally, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures for certain specified purposes without the consent of any of the Holders of the Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations set forth in the Indenture or in the legend appearing on the face of this Note, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, having the same terms as this Note.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not any payment with respect to this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No Holder of any Securities issued under the Indenture may enforce any remedy or institute any proceeding under the Indenture except to the extent and on the conditions specified in the Indenture.

     The Indenture permits the defeasance at any time of (i) the entire indebtedness represented by the Notes or (ii) certain restrictive covenants with respect to the Notes, in each case in compliance with certain conditions set forth therein.

     No recourse under this Note, the Indenture, or any indenture supplemental thereto, nor any claim based on, in respect of or by reason of any such obligation or their creation, shall be had against any incorporator, or against any past, present or future director, officer, employee or stockholder, as such, of the Company, all such liability being expressly waived and released by the acceptance of this Note by the Holder hereof and as part of the consideration for the issuance of this Note.

     This Note and the Indenture, including the validity thereof, shall be governed by and construed in accordance with the laws of the State of New York.

     All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

                                 ABBREVIATIONS



     The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.



          UNIF GIFT MIN ACT --  ______________________________________________
                                                  (Cust)

                     Custodian  ______________________________________________
                                                  (Minor)

                                Under Uniform Gifts to Minors Act


                                ______________________________________________
                                                  (State)


          TEN COM -- as tenants in common
          TEN ENT -- as tenants by the entireties
          JT TEN  -- as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.



               _________________________________________________

                                  ASSIGNMENT




     FOR  VALUE  RECEIVED  the   undersigned  hereby  sell(s),  assign(s)  and
transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE




______________________________________________________________________________
Please print or typewrite name and address including postal zip code and telephone number of assignee

______________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:  ________________________             _________________________________

                                             NOTICE:    The signature  on this
                                             assignment  must correspond  with
                                             the name as written upon the face
                                             of the within instrument in every
                                             particular, without alteration or
                                             enlargement    or    any   change
                                             whatever.